EXHIBIT 2

Supplementary Financial Information

Fourth Quarter 2007

BCE Inc. Investor Relations

Thane Fotopoulos 514-870-4619 thane.fotopoulos@bell.ca

BCE Inc. (1)
Consolidated Operational Data

	Q4 2007	Q4 2006				Total 2007	Total 2006
($ millions, except per share amounts) (unaudited)			$ change	% change				$ change	% change
Operating revenues	4,549	4,532	17	0.4%		17,866	17,656	210	1.2%
Cost of revenue, exclusive of depreciation and amortization	(1,170)	(1,096)	(74)	(6.8%)		(4,170)	(4,020)	(150)	(3.7%)
Selling, general and administrative expenses(A)	(1,598)	(1,674)	76	4.5%		(6,312)	(6,343)	31	0.5%
Net benefit plan costs	(113)	(123)	10	8.1%		(410)	(511)	101	19.8%
EBITDA (3)	1,668	1,639	29	1.8%		6,974	6,782	192	2.8%
EBITDA margin (4)	36.7%	36.2%		0.5	pts	39.0%	38.4%		0.6	pts
Depreciation	(618)	(641)	23	3.6%		(2,550)	(2,505)	(45)	(1.8%)
Amortization of intangible assets	(173)	(155)	(18)	(11.6%)		(649)	(623)	(26)	(4.2%)
Restructuring and other	(150)	(91)	(59)	(64.8%)		(336)	(355)	19	5.4%
Operating income	727	752	(25)	(3.3%)		3,439	3,299	140	4.2%
Other (expense) income	2,288	(29)	2,317	n.m.		2,395	(188)	2,583	n.m.
Interest expense	(211)	(237)	26	11.0%		(859)	(940)	81	8.6%
Pre-tax earnings from continuing operations	2,804	486	2,318	n.m.		4,975	2,171	2,804	n.m.
Income taxes	(351)	329	(680)	n.m.		(725)	(74)	(651)	n.m.
Non-controlling interest	(65)	(101)	36	35.6%		(332)	(217)	(115)	(53.0%)
Earnings from continuing operations	2,388	714	1,674	n.m.		3,918	1,880	2,038	n.m.
Discontinued operations	-	3	(3)	(100.0%)		139	127	12	9.4%
Net earnings	2,388	717	1,671	n.m.		4,057	2,007	2,050	n.m.
Dividends on preferred shares	(34)	(18)	(16)	(88.9%)		(131)	(70)	(61)	(87.1%)
Net earnings applicable to common shares	2,354	699	1,655	n.m.		3,926	1,937	1,989	n.m.
Net earnings per common share - basic
Continuing operations	$2.93	$0.83	$2.10	n.m.		$4.71	$2.10	$2.61	n.m.
Discontinued operations	$-	$0.01	$(0.01)	(100.0%)		$0.17	$0.15	$0.02	13.3%
Net earnings	$2.93	$0.84	$2.09	n.m.		$4.88	$2.25	$2.63	n.m.
Net earnings per common share - diluted
Continuing operations	$2.92	$0.83	$2.09	n.m.		$4.70	$2.10	$2.60	n.m.
Discontinued operations	$-	$0.01	$(0.01)	(100.0%)		$0.17	$0.15	$0.02	13.3%
Net earnings	$2.92	$0.84	$2.08	n.m.		$4.87	$2.25	$2.62	n.m.
Dividends per common share	$0.365	$0.33	$0.035	10.6%		$1.460	$1.32	$0.140	10.6%
Average number of common shares outstanding - basic (millions)	805.2	811.6				804.8	861.4
Average number of common shares outstanding - diluted (millions)	808.0	812.1				806.9	861.6

The following items are included in net earnings:
Net gains on investments
Continuing operations	1,873	410	1,463	n.m.		2,115	419	1,696	n.m.
Discontinued operations	-	2	(2)	(100.0%)		137	106	31	29.2%
Restructuring and other	(96)	(66)	(30)	(45.5%)		(210)	(222)	12	5.4%
Cost incurred to form the Bell Aliant Regional Communications Income Fund (Bell Aliant)	-	-	-	-		-	(42)	42	100.0%
Total	1,777	346	1,431	n.m.		2,042	261	1,781	n.m.
Impact on net earnings per share	$2.21	$0.40	$1.81	n.m.		$2.54	$0.30	$2.24	n.m.
EPS before restructuring and other, net gains on investments, and costs incurred to form Bell Aliant (3)	$0.72	$0.44	$0.28	63.6%		$2.34	$1.95	$0.39	20.0%

(A) Excludes net benefit plan costs
n.m. : not meaningful

BCE Inc. Supplementary Financial Information - Fourth Quarter 2007 Page 2

BCE Inc.
Consolidated Operational Data - Historical Trend

	Total 2007
($ millions, except per share amounts) (unaudited)		Q4 07	Q3 07	Q2 07	Q1 07	Total 2006	Q4 06	Q3 06	Q2 06	Q1 06
Operating revenues	17,866	4,549	4,494	4,438	4,385	17,656	4,532	4,407	4,374	4,343
Cost of revenue, exclusive of depreciation and amortization	(4,170)	(1,170)	(1,009)	(999)	(992)	(4,020)	(1,096)	(996)	(958)	(970)
Selling, general and administrative expenses(A)	(6,312)	(1,598)	(1,599)	(1,564)	(1,551)	(6,343)	(1,674)	(1,581)	(1,549)	(1,539)
Net benefit plan costs	(410)	(113)	(97)	(98)	(102)	(511)	(123)	(118)	(134)	(136)
EBITDA	6,974	1,668	1,789	1,777	1,740	6,782	1,639	1,712	1,733	1,698
EBITDA margin	39.0%	36.7%	39.8%	40.0%	39.7%	38.4%	36.2%	38.8%	39.6%	39.1%
Depreciation	(2,550)	(618)	(649)	(651)	(632)	(2,505)	(641)	(626)	(629)	(609)
Amortization of intangible assets	(649)	(173)	(165)	(156)	(155)	(623)	(155)	(161)	(160)	(147)
Restructuring and other	(336)	(150)	(78)	(72)	(36)	(355)	(91)	(126)	(50)	(88)
Operating income	3,439	727	897	898	917	3,299	752	799	894	854
Other income (expense)	2,395	2,288	(5)	(20)	132	(188)	(29)	(114)	(36)	(9)
Interest expense	(859)	(211)	(213)	(220)	(215)	(940)	(237)	(244)	(227)	(232)
Pre-tax earnings from continuing operations	4,975	2,804	679	658	834	2,171	486	441	631	613
Income taxes	(725)	(351)	(153)	(8)	(213)	(74)	329	(81)	(153)	(169)
Non-controlling interest	(332)	(65)	(84)	(88)	(95)	(217)	(101)	(38)	(37)	(41)
Earnings from continuing operations	3,918	2,388	442	562	526	1,880	714	322	441	403
Discontinued operations	139	-	(2)	138	3	127	3	(20)	53	91
Net earnings	4,057	2,388	440	700	529	2,007	717	302	494	494
Dividends on preferred shares	(131)	(34)	(34)	(33)	(30)	(70)	(18)	(17)	(18)	(17)
Net earnings applicable to common shares	3,926	2,354	406	667	499	1,937	699	285	476	477
Net earnings per common share - basic
Continuing operations	$4.71	$2.93	$0.51	$0.65	$0.62	$2.10	$0.83	$0.38	$0.47	$0.42
Discontinued operations	$0.17	$-	$(0.01)	$0.18	$-	$0.15	$0.01	$(0.02)	$0.06	$0.10
Net earnings	$4.88	$2.93	$0.50	$0.83	$0.62	$2.25	$0.84	$0.36	$0.53	$0.52
Net earnings per common share - diluted
Continuing operations	$4.70	$2.92	$0.51	$0.65	$0.62	$2.10	$0.83	$0.38	$0.47	$0.42
Discontinued operations	$0.17	$-	$(0.01)	$0.18	$-	$0.15	$0.01	$(0.02)	$0.06	$0.10
Net earnings	$4.87	$2.92	$0.50	$0.83	$0.62	$2.25	$0.84	$0.36	$0.53	$0.52
Dividends per common share	$1.460	$0.365	$0.365	$0.365	$0.365	$1.32	$0.33	$0.33	$0.33	$0.33
Average number of common shares outstanding - basic (millions)	804.8	805.2	804.9	803.2	806.0	861.4	811.6	818.8	896.4	920.5
Average number of common shares outstanding - diluted (millions)	806.9	808.0	807.8	805.5	806.6	861.6	812.1	819.0	896.7	920.9

The following items are included in net earnings:
Net gains (losses) on investments
Continuing operations	2,115	1,873	7	132	103	419	410	8	-	1
Discontinued operations	137	-	-	136	1	106	2	(11)	35	80
Restructuring and other	(210)	(96)	(43)	(46)	(25)	(222)	(66)	(71)	(27)	(58)
Cost incurred to form Bell Aliant	-	-	-	-	-	(42)	-	(28)	(14)	-
Total	2,042	1,777	(36)	222	79	261	346	(102)	(6)	23
Impact on net earnings per share	$2.54	$2.21	$(0.04)	$0.27	$0.10	$0.30	$0.40	$(0.12)	$(0.01)	$0.03
EPS before restructuring and other, net gains on investments, and costs incurred to form Bell Aliant	$2.34	$0.72	$0.54	$0.56	$0.52	$1.95	$0.44	$0.48	$0.54	$0.49

(A) Excludes net benefit plan costs

BCE Inc. Supplementary Financial Information - Fourth Quarter 2007 Page 3

BCE Inc.
Segmented Data (2)

($ millions, except where otherwise indicated) (unaudited)	Q4 2007	Q4 2006	$ change	% change		Total 2007	Total 2006	$ change	% change

Revenues

Bell Wireline	2,727	2,745	(18)	(0.7%)		10,660	10,763	(103)	(1.0%)
Bell Wireless	1,101	1,016	85	8.4%		4,131	3,827	304	7.9%
Inter-segment eliminations	(13)	(11)	(2)	(18.2%)		(48)	(49)	1	2.0%
Total Bell	3,815	3,750	65	1.7%		14,743	14,541	202	1.4%
Bell Aliant	858	838	20	2.4%		3,373	3,301	72	2.2%
Telesat	45	128	(83)	(64.8%)		458	479	(21)	(4.4%)
Inter-segment eliminations	(169)	(184)	15	8.2%		(708)	(665)	(43)	(6.5%)
Total BCE Inc.	4,549	4,532	17	0.4%		17,866	17,656	210	1.2%

EBITDA

Bell Wireline	940	892	48	5.4%		3,848	3,845	3	0.1%
Margin	34.5%	32.5%		2.0	pts	36.1%	35.7%		0.4	pts
Bell Wireless	393	373	20	5.4%		1,648	1,435	213	14.8%
Margin	35.7%	36.7%		(1.0	) pts	39.9%	37.5%		2.4	pts
Total Bell	1,333	1,265	68	5.4%		5,496	5,280	216	4.1%
Margin	34.9%	33.7%		1.2	pts	37.3%	36.3%		1.0	pts
Bell Aliant	319	336	(17)	(5.1%)		1,303	1,333	(30)	(2.3%)
Margin	37.2%	40.1%		(2.9	) pts	38.6%	40.4%		(1.8	) pts
Telesat	24	63	(39)	(61.9%)		263	263	-	0.0%
Inter-segment eliminations	(8)	(25)	17	68.0%		(88)	(94)	6	6.4%
Total BCE Inc.	1,668	1,639	29	1.8%		6,974	6,782	192	2.8%
Margin	36.7%	36.2%		0.5	pts	39.0%	38.4%		0.6	pts

Operating income

Bell Wireline	251	269	(18)	(6.7%)		1,397	1,494	(97)	(6.5%)
Bell Wireless	287	265	22	8.3%		1,212	998	214	21.4%
Total Bell	538	534	4	0.7%		2,609	2,492	117	4.7%
Bell Aliant	180	195	(15)	(7.7%)		718	699	19	2.7%
Telesat	12	32	(20)	(62.5%)		157	142	15	10.6%
Inter-segment eliminations	(3)	(9)	6	66.7%		(45)	(34)	(11)	(32.4%)
Total BCE Inc.	727	752	(25)	(3.3%)		3,439	3,299	140	4.2%

Capital expenditures

Bell Wireline	622	609	(13)	(2.1%)		1,970	1,931	(39)	(2.0%)
Capital Intensity (5)	22.8%	22.2%		(0.6	) pts	18.5%	17.9%		(0.6	) pts
Bell Wireless	143	163	20	12.3%		450	480	30	6.3%
Capital intensity	13.0%	16.0%		3.0	pts	10.9%	12.5%		1.6	pts
Total Bell	765	772	7	0.9%		2,420	2,411	(9)	(0.4%)
Capital Intensity	20.1%	20.6%		0.5	pts	16.4%	16.6%		0.2	pts
Bell Aliant	144	131	(13)	(9.9%)		543	517	(26)	(5.0%)
Telesat	10	32	22	68.8%		188	205	17	8.3%
Total BCE Inc.	919	935	16	1.7%		3,151	3,133	(18)	(0.6%)
Capital Intensity	20.2%	20.6%		0.4	pts	17.6%	17.7%		0.1	pts

BCE Inc. Supplementary Financial Information - Fourth Quarter 2007 Page 4

BCE Inc.
Segmented Data - Historical Trend

($ millions, except where otherwise indicated) (unaudited)	Total 2007	Q4 07	Q3 07	Q2 07	Q1 07	Total 2006	Q4 06	Q3 06	Q2 06	Q1 06

Revenues

Bell Wireline	10,660	2,727	2,641	2,654	2,638	10,763	2,745	2,646	2,676	2,696
Bell Wireless	4,131	1,101	1,072	1,006	952	3,827	1,016	993	937	881
Inter-segment eliminations	(48)	(13)	(12)	(12)	(11)	(49)	(11)	(11)	(14)	(13)
Total Bell	14,743	3,815	3,701	3,648	3,579	14,541	3,750	3,628	3,599	3,564
Bell Aliant	3,373	858	838	826	851	3,301	838	825	815	823
Telesat	458	45	130	161	122	479	128	113	120	118
Inter-segment eliminations	(708)	(169)	(175)	(197)	(167)	(665)	(184)	(159)	(160)	(162)
Total BCE Inc.	17,866	4,549	4,494	4,438	4,385	17,656	4,532	4,407	4,374	4,343

EBITDA

Bell Wireline	3,848	940	937	997	974	3,845	892	952	1,005	996
Margin	36.1%	34.5%	35.5%	37.6%	36.9%	35.7%	32.5%	36.0%	37.6%	36.9%
Bell Wireless	1,648	393	449	401	405	1,435	373	383	349	330
Margin	39.9%	35.7%	41.9%	39.9%	42.5%	37.5%	36.7%	38.6%	37.2%	37.5%
Total Bell	5,496	1,333	1,386	1,398	1,379	5,280	1,265	1,335	1,354	1,326
Margin	37.3%	34.9%	37.4%	38.3%	38.5%	36.3%	33.7%	36.8%	37.6%	37.2%
Bell Aliant	1,303	319	343	325	316	1,333	336	340	334	323
Margin	38.6%	37.2%	40.9%	39.3%	37.1%	40.4%	40.1%	41.2%	41.0%	39.2%
Telesat	263	24	79	93	67	263	63	61	70	69
Inter-segment eliminations	(88)	(8)	(19)	(39)	(22)	(94)	(25)	(24)	(25)	(20)
Total BCE Inc.	6,974	1,668	1,789	1,777	1,740	6,782	1,639	1,712	1,733	1,698
Margin	39.0%	36.7%	39.8%	40.0%	39.7%	38.4%	36.2%	38.8%	39.6%	39.1%

Operating income

Bell Wireline	1,397	251	340	390	416	1,494	269	340	449	436
Bell Wireless	1,212	287	339	291	295	998	265	276	239	218
Total Bell	2,609	538	679	681	711	2,492	534	616	688	654
Bell Aliant	718	180	178	183	177	699	195	162	173	169
Telesat	157	12	47	60	38	142	32	32	39	39
Inter-segment eliminations	(45)	(3)	(7)	(26)	(9)	(34)	(9)	(11)	(6)	(8)
Total BCE Inc.	3,439	727	897	898	917	3,299	752	799	894	854

Capital expenditures

Bell Wireline	1,970	622	485	460	403	1,931	609	452	521	349
Capital Intensity	18.5%	22.8%	18.4%	17.3%	15.3%	17.9%	22.2%	17.1%	19.5%	12.9%
Bell Wireless	450	143	90	78	139	480	163	133	107	77
Capital Intensity	10.9%	13.0%	8.4%	7.8%	14.6%	12.5%	16.0%	13.4%	11.4%	8.7%
Total Bell	2,420	765	575	538	542	2,411	772	585	628	426
Capital Intensity	16.4%	20.1%	15.5%	14.7%	15.1%	16.6%	20.6%	16.1%	17.4%	12.0%
Bell Aliant	543	144	140	144	115	517	131	131	143	112
Telesat	188	10	50	63	65	205	32	44	86	43
Total BCE Inc.	3,151	919	765	745	722	3,133	935	760	857	581
Capital Intensity	17.6%	20.2%	17.0%	16.8%	16.5%	17.7%	20.6%	17.2%	19.6%	13.4%

BCE Inc. Supplementary Financial Information - Fourth Quarter 2007 Page 5

Bell Wireline (2)

($ millions, except where otherwise indicated) (unaudited)	Q4 2007	Q4 2006	% change		Total 2007	Total 2006	% change
Bell Wireline
Local & access	874	925	(5.5%)		3,586	3,757	(4.6%)
Long distance	296	316	(6.3%)		1,219	1,327	(8.1%)
Data	976	961	1.6%		3,641	3,599	1.2%
Video	351	298	17.8%		1,317	1,150	14.5%
Equipment & other	184	197	(6.6%)		722	754	(4.2%)
Total external revenues	2,681	2,697	(0.6%)		10,485	10,587	(1.0%)
Inter-segment revenues	46	48	(4.2%)		175	176	(0.6%)
Total Bell Wireline operating revenue	2,727	2,745	(0.7%)		10,660	10,763	(1.0%)
Operating expenses	(1,787)	(1,853)	3.6%		(6,812)	(6,918)	1.5%
EBITDA	940	892	5.4%		3,848	3,845	0.1%
EBITDA Margin	34.5%	32.5%	2.0	pts	36.1%	35.7%	0.4	pts
Operating income	251	269	(6.7%)		1,397	1,494	(6.5%)

Capital expenditures	622	609	(2.1%)		1,970	1,931	(2.0%)
Capital intensity	22.8%	22.2%	(0.6	) pts	18.5%	17.9%	(0.6	) pts

Local
Network access services (k)
Residential	4,650	5,161	(9.9%)		4,650	5,161	(9.9%)
Business (A) (B)	3,526	3,584	(1.6%)		3,526	3,584	(1.6%)
Total	8,176	8,745	(6.5%)		8,176	8,745	(6.5%)

Network access service net activations/(losses) (k)
Residential	(117)	(149)	21.5%		(511)	(535)	4.5%
Business (A) (B)	(80)	7	n.m.		-	72	(100.0%)
Total	(197)	(142)	(38.7%)		(511)	(463)	(10.4%)

Long Distance (LD)
Conversation minutes (M)	3,049	3,369	(9.5%)		12,500	13,256	(5.7%)
Average revenue per minute ($)	0.089	0.085	4.7%		0.091	0.092	(1.1%)

ISP
High Speed Internet net activations (k) (C)	29	31	(6.5%)		124	154	(19.5%)
High Speed Internet subscribers EOP (D) (k)	2,004	1,877	6.8%		2,004	1,877	6.8%

Video (DTH and VDSL)

Video EBITDA	77	25	n.m.		265	163	62.6%

Net subscriber activations EOP (k)	2	32	(93.8%)		2	93	(97.8%)
Total subscribers (k)	1,822	1,820	0.1%		1,822	1,820	0.1%
ARPU (9) ($/month)	64	55	16.4%		60	54	11.1%
Churn (10) (%) (average per month)	1.3%	1.0%	(0.3	) pts	1.2%	1.0%	(0.2	) pts

(A)

In Q4 2007, BCE received formal notification from a major wholesale customer that it is migrating all of its subscribers onto its own network as quickly as possible. This resulted in a 58K decrease in our Business NAS customer base in Q4 2007. The migration is expected to be substantially completed in Q1 2008 at which point we will adjust our beginning-of-period business NAS customer base to write-off the remaining 273K lines.

(B)	The Q3 2007 opening business network access services subscriber base was decreased by 58K to adjust for an overstatement arising from past methodology for calculating local inter-connections.
(C)	In Q4 2007, we reduced total net activations for 2007 by 11K and for 2006 by 3K to correct for customer churn adjustments in the first three quarters of 2007 and the fourth quarter of 2006.
(D)

The Q1 2007 beginning of year High Speed Internet subscriber base was increased by 18K to adjust for prior-year deactivations related to a major upgrade of our order management system. In addition, the Q1 2007 and Q2 2007 beginning of year High Speed Internet subscriber bases were decreased by 4K and 11K respectively to adjust for the removal of customers who had no network usage in 2007.

BCE Inc. Supplementary Financial Information - Fourth Quarter 2007 Page 6

Bell Wireline - Historical Trend

($ millions, except where otherwise indicated) (unaudited)	Total 2007	Q4 07	Q3 07	Q2 07	Q1 07	Total 2006	Q4 06	Q3 06	Q2 06	Q1 06
Bell Wireline

Local & access	3,586	874	892	910	910	3,757	925	926	945	961
Long distance	1,219	296	306	307	310	1,327	316	334	336	341
Data	3,641	976	892	880	893	3,599	961	881	873	884
Video	1,317	351	330	322	314	1,150	298	289	286	277
Equipment & other	722	184	174	194	170	754	197	174	194	189
Total external revenues	10,485	2,681	2,594	2,613	2,597	10,587	2,697	2,604	2,634	2,652
Inter-segment revenues	175	46	47	41	41	176	48	42	42	44
Total Bell Wireline operating revenue	10,660	2,727	2,641	2,654	2,638	10,763	2,745	2,646	2,676	2,696
Operating expenses	(6,812)	(1,787)	(1,704)	(1,657)	(1,664)	(6,918)	(1,853)	(1,694)	(1,671)	(1,700)
EBITDA	3,848	940	937	997	974	3,845	892	952	1,005	996
EBITDA Margin	36.1%	34.5%	35.5%	37.6%	36.9%	35.7%	32.5%	36.0%	37.6%	36.9%
Operating income	1,397	251	340	390	416	1,494	269	340	449	436

Capital expenditures	1,970	622	485	460	403	1,931	609	452	521	349
Capital intensity	18.5%	22.8%	18.4%	17.3%	15.3%	17.9%	22.2%	17.1%	19.5%	12.9%

Local
Network access services (k)
Residential	4,650	4,650	4,767	4,871	5,030	5,161	5,161	5,310	5,400	5,562
Business (A) (B)	3,526	3,526	3,606	3,653	3,608	3,584	3,584	3,577	3,546	3,513
Total	8,176	8,176	8,373	8,524	8,638	8,745	8,745	8,887	8,946	9,075

Network access service net activations/(losses) (k)
Residential	(511)	(117)	(104)	(159)	(131)	(535)	(149)	(90)	(162)	(134)
Business (A) (B)	-	(80)	11	45	24	72	7	31	33	1
Total	(511)	(197)	(93)	(114)	(107)	(463)	(142)	(59)	(129)	(133)

Long Distance (LD)
Conversation minutes (M)	12,500	3,049	2,962	3,249	3,240	13,256	3,369	3,266	3,353	3,268
Average revenue per minute ($)	0.091	0.089	0.097	0.088	0.090	0.092	0.085	0.095	0.092	0.096

ISP
High Speed Internet net activations (C) (k)	124	29	29	25	41	154	31	61	25	37
High Speed Internet subscribers EOP (D) (k)	2,004	2,004	1,975	1,946	1,932	1,877	1,877	1,846	1,785	1,760

Video (DTH and VDSL)

Video EBITDA	265	77	65	68	55	163	25	41	56	41

Net subscriber activations EOP (k)	2	2	3	(7)	4	93	32	30	19	12
Total subscribers (k)	1,822	1,822	1,820	1,817	1,824	1,820	1,820	1,788	1,758	1,739
ARPU ($/month)	60	64	60	58	57	54	55	54	54	53
Churn (%) (average per month)	1.2%	1.3%	1.3%	1.3%	1.1%	1.0%	1.0%	1.0%	1.0%	0.9%

(A)

In Q4 2007, BCE received formal notification from a major wholesale customer that it is migrating all of its subscribers onto their own network as quickly as possible. This resulted in a 58K decrease in our Business NAS customer base in Q4 2007. The migration is expected to be substantially completed in Q1 2008 at which point we will adjust our beginning-of-period business NAS customer base to write-off the remaining 273K lines.

(B)	The Q3 2007 opening business network access services subscriber base was decreased by 58K to adjust for an overstatement arising from past methodology for calculating local inter-connections.
(C)	In Q4 2007, we reduced total net activations for 2007 by 11K and for 2006 by 3K to correct for customer churn adjustments in the first three quarters of 2007 and the fourth quarter of 2006.
(D)

The Q1 2007 beginning of year High Speed Internet subscriber base was increased by 18K to adjust for prior-year deactivations related to a major upgrade of our order management system. In addition, the Q1 2007 and Q2 2007 beginning of year High Speed Internet subscriber bases were decreased by 4K and 11K respectively to adjust for the removal of customers who had no network usage in 2007.

BCE Inc. Supplementary Financial Information - Fourth Quarter 2007 Page 7

Bell Wireless (2)

($ millions, except where otherwise indicated) (unaudited)	Q4 2007	Q4 2006	% change		Total 2007	Total 2006	% change

Bell Wireless

Revenue
Network	973	913	6.6%		3,754	3,453	8.7%
Equipment	115	93	23.7%		332	333	(0.3%)
Total external Bell Wireless revenues	1,088	1,006	8.2%		4,086	3,786	7.9%
Inter-segment	13	10	30.0%		45	41	9.8%
Total Bell Wireless operating revenues	1,101	1,016	8.4%		4,131	3,827	7.9%
Operating expenses	(708)	(643)	(10.1%)		(2,483)	(2,392)	(3.8%)
EBITDA	393	373	5.4%		1,648	1,435	14.8%
EBITDA margin (Total revenues)	35.7%	36.7%	(1.0	) pts	39.9%	37.5%	2.4	pts
EBITDA margin (Network revenues)	40.4%	40.9%	(0.5	) pts	43.9%	41.6%	2.3	pts
Operating Income	287	265	8.3%		1,212	998	21.4%

Capital expenditures	143	163	12.3%		450	480	6.3%
Capital intensity	13.0%	16.0%	3.0	pts	10.9%	12.5%	1.6	pts

Wireless gross activations (A) (k)	510	437	16.7%		1,640	1,531	7.1%
Post-paid	261	218	19.7%		910	911	(0.1%)

Wireless net activations (A) (k)	195	212	(8.0%)		408	513	(20.5%)
Post-paid	77	65	18.5%		206	293	(29.7%)

Wireless subscribers EOP (A) (B) (k)	6,216	5,954	4.4%		6,216	5,954	4.4%
Post-paid	4,450	4,244	4.9%		4,450	4,244	4.9%

Average revenue per unit (ARPU) (C) ($/month)	55	53	3.8%		54	51	5.9%
Pre-paid	18	15	20.0%		17	14	21.4%
Post-paid	67	66	1.5%		66	64	3.1%

Churn (C) (%) (average per month)	1.7%	1.3%	(0.4	) pts	1.7%	1.5%	(0.2	) pts
Pre-paid	2.7%	1.8%	(0.9	) pts	2.8%	2.6%	(0.2	) pts
Post-paid	1.4%	1.1%	(0.3	) pts	1.3%	1.1%	(0.2	) pts

Usage per subscriber (C) (min/month)	299	291	2.7%		288	274	5.1%
Cost of acquisition (COA) (C) (11) ($/sub)	392	445	11.9%		404	420	3.8%

Paging subscribers (k)	222	277	(19.9%)		222	277	(19.9%)
Paging average revenue per unit ($/month)	11	10	10.0%		11	10	10.0%

( A )	Total wireless gross activations, net activations and EOP subscribers include 100% of Virgin Mobile’s subscribers.
( B )	The Q1 2007 beginning of year wireless subscriber base was decreased by 146k as a result of a change to our prepaid deactivation policy.
( C )	Wireless average revenue per unit, churn, usage per subscriber and cost of acquisition reflect only the 50% portion of Virgin Mobile’s results that are consolidated.

BCE Inc. Supplementary Financial Information - Fourth Quarter 2007 Page 8

Bell Wireless - Historical Trend

($ millions, except where otherwise indicated) (unaudited)	Total 2007	Q4 07	Q3 07	Q2 07	Q1 07	Total 2006	Q4 06	Q3 06	Q2 06	Q1 06
Bell Wireless

Revenue
Network	3,754	973	974	920	887	3,453	913	902	845	793
Equipment	332	115	87	74	56	333	93	81	82	77
Total external Bell Wireless revenues	4,086	1,088	1,061	994	943	3,786	1,006	983	927	870
Inter-segment revenue	45	13	11	12	9	41	10	10	10	11
Total Bell Wireless operating revenues	4,131	1,101	1,072	1,006	952	3,827	1,016	993	937	881
Operating expenses	(2,483)	(708)	(623)	(605)	(547)	(2,392)	(643)	(610)	(588)	(551)
EBITDA	1,648	393	449	401	405	1,435	373	383	349	330
EBITDA margin (Total revenues)	39.9%	35.7%	41.9%	39.9%	42.5%	37.5%	36.7%	38.6%	37.2%	37.5%
EBITDA margin (Network revenues)	43.9%	40.4%	46.1%	43.6%	45.7%	41.6%	40.9%	42.5%	41.3%	41.6%
Operating Income	1,212	287	339	291	295	998	265	276	239	218

Capital expenditures	450	143	90	78	139	480	163	133	107	77
Capital intensity	10.9%	13.0%	8.4%	7.8%	14.6%	12.5%	16.0%	13.4%	11.4%	8.7%

Wireless gross activations (A) (k)	1,640	510	445	389	296	1,531	437	385	367	342
Post-paid	910	261	254	228	167	911	218	237	243	213

Wireless net activations (A) (k)	408	195	137	63	13	513	212	128	97	76
Post-paid	206	77	76	43	10	293	65	91	100	37

Wireless subscribers EOP (A) (B) (k)	6,216	6,216	6,021	5,884	5,821	5,954	5,954	5,742	5,614	5,517
Post-paid	4,450	4,450	4,373	4,297	4,254	4,244	4,244	4,179	4,088	3,988

Average revenue per unit (ARPU) (C) ($/month)	54	55	56	54	52	51	53	53	51	48
Pre-paid	17	18	19	17	15	14	15	16	14	13
Post-paid	66	67	68	65	64	64	66	66	63	61

Churn (%) (C) (average per month)	1.7%	1.7%	1.7%	1.8%	1.6%	1.5%	1.3%	1.5%	1.6%	1.6%
Pre-paid	2.8%	2.7%	2.7%	3.1%	2.9%	2.6%	1.8%	2.8%	3.2%	2.5%
Post-paid	1.3%	1.4%	1.4%	1.4%	1.2%	1.1%	1.1%	1.1%	1.1%	1.3%

Usage per subscriber (C) (min/month)	288	299	297	289	266	274	291	277	277	250
Cost of acquisition (COA) (C) ($/sub)	404	392	371	442	420	420	445	415	425	391

Paging subscribers (k)	222	222	236	250	262	277	277	293	310	323
Paging average revenue per unit ($/month)	11	11	11	11	10	10	10	10	10	10

( A )	Total wireless gross activations, net activations and EOP subscribers include 100% of Virgin Mobile's subscribers.
( B )	The Q1 2007 beginning of year wireless subscriber base was decreased by 146k as a result of a change to our prepaid deactivation policy.
( C )	Wireless average revenue per unit, churn, usage per subscriber and cost of acquisition reflect only the 50% portion of Virgin Mobile’s results that are consolidated.

BCE Inc. Supplementary Financial Information - Fourth Quarter 2007 Page 9

BCE Inc.
Net debt and other information (2)

BCE Inc. - Net debt and preferreds

At December 31, 2007	BCE Inc.
(unaudited)
($ millions, except where otherwise indicated)
		Bell		Inter-segment
	Bell	Aliant	Telesat	eliminations	BCE Inc.
Cash and cash equivalents	(2,610)	(48)	-	-	(2,658)
Debt due within one year	440	277	-	-	717
Long-term debt	8,115	2,506	-	-	10,621
Net debt	5,945	2,735	-	-	8,680
Preferred shares - BCE	2,770	-	-	-	2,770
Net debt and preferreds	8,715	2,735	-	-	11,450
Bell - Balance Sheet Information
(unaudited)
($ millions, except where otherwise indicated)	Dec. 31	September 30	June 30	March 31	Dec. 31
	2007	2007	2007	2007	2006
Net Debt
Long-term debt	8,115	8,123	8,125	8,389	9,171
Debt due within one year	440	1,707	2,115	1,867	1,150
Less: Cash and cash equivalents	(2,610)	(193)	(291)	(23)	(442)
Total Net Debt	5,945	9,637	9,949	10,233	9,879
Non-controlling interest	64	63	57	83	1,193
Total shareholders' equity	19,606	16,961	16,931	16,553	15,266
Total Capitalization	25,615	26,661	26,937	26,869	26,338

Net Debt: Total Capitalization	23.2%	36.1%	36.9%	38.1%	37.5%
Net Debt: Trailing 12 month EBITDA	1.08	1.78	1.85	1.92	1.87
EBITDA : Interest (trailing 12 month)	7.63	7.19	6.82	6.53	6.20

BCE Inc. - Cash Flow Information
(unaudited)	Q4	Q4			Total	Total
($ millions, except where otherwise indicated)	2007	2006	$ change	% change	2007	2006	$ change	% change

Free Cash Flow (FCF) (3)
Cash from operating activities	1,359	1,211	148	12.2%	4,209	4,056	153	3.8%
Capital expenditures	(765)	(772)	7	0.9%	(2,420)	(2,411)	(9)	(0.4%)
Dividends and distributions	(327)	(301)	(26)	(8.6%)	(1,306)	(1,310)	4	0.3%
Other investing items	7	10	(3)	(30.0%)	11	(5)	16	n.m.
BELL FCF	274	148	126	85.1%	494	330	164	49.7%
Bell Aliant FCF	104	49	55	n.m.	399	383	16	4.2%
Telesat FCF	22	17	5	29.4%	51	24	27	n.m.
Inter-segment eliminations	(7)	(14)	7	50.0%	(53)	(52)	(1)	(1.9%)
Total BCE FCF	393	200	193	96.5%	891	685	206	30.1%

BCE Inc. - Cash Flow Information - Historical Trend
(unaudited)	Total					Total
($ millions, except where otherwise indicated)	2007	Q4 07	Q3 07	Q2 07	Q1 07	2006	Q4 06	Q3 06	Q2 06	Q1 06

Free Cash Flow (FCF)
Cash from operating activities	4,209	1,359	1,228	967	655	4,056	1,211	1,359	874	612
Capital expenditures	(2,420)	(765)	(575)	(538)	(542)	(2,411)	(772)	(585)	(628)	(426)
Dividends and distributions	(1,306)	(327)	(326)	(339)	(314)	(1,310)	(301)	(329)	(340)	(340)
Other investing items	11	7	5	(2)	1	(5)	10	(5)	(8)	(2)
BELL FCF	494	274	332	88	(200)	330	148	440	(102)	(156)
Bell Aliant FCF	399	104	63	182	50	383	49	9	226	99
Telesat FCF	51	22	31	(5)	3	24	17	7	(44)	44
Inter-segment eliminations	(53)	(7)	(5)	(29)	(12)	(52)	(14)	(14)	(14)	(10)
Total BCE FCF	891	393	421	236	(159)	685	200	442	66	(23)

BCE Inc. Supplementary Financial Information - Fourth Quarter 2007 Page 10

BCE Inc.
Consolidated Balance Sheet Data

	December 31	September 30	June 30	March 31	December 31
($ millions, except where otherwise indicated) (unaudited)	2007	2007	2007	2007	2006
ASSETS
Current assets
Cash and cash equivalents	2,658	259	365	106	569
Accounts receivable	1,940	1,955	2,091	1,961	1,864
Future income taxes	71	468	465	489	662
Inventory	266	276	268	330	329
Prepaid expenses	277	317	396	395	235
Current assets of discontinued operations	-	-	-	20	25
Total current assets	5,212	3,275	3,585	3,301	3,684
Capital assets
Property, plant and equipment	18,600	19,569	19,557	19,553	19,533
Finite-life intangible assets	2,491	2,479	2,462	2,480	2,546
Indefinite-life intangible assets	2,913	2,913	2,913	2,913	2,902
Total capital assets	24,004	24,961	24,932	24,946	24,981
Other long-term assets	2,674	3,484	3,357	3,256	3,030
Goodwill	5,907	6,000	5,948	5,906	5,475
Non-current assets of discontinued operations	-	-	-	26	1
Total assets	37,797	37,720	37,822	37,435	37,171
LIABILITIES
Current liabilities
Accounts payable and accrued liabilities	3,293	3,393	3,297	2,994	3,234
Interest payable	145	187	165	188	165
Dividends payable	337	338	339	342	315
Debt due within one year	717	1,710	2,023	1,627	972
Current liabilities of discontinued operations	-	-	-	4	2
Total current liabilities	4,492	5,628	5,824	5,155	4,688
Long-term debt	10,621	10,608	10,615	11,339	11,795
Other long-term liabilities	4,349	5,069	4,934	5,025	5,139
Non-current liabilities of discontinued operations	-	-	-	2	2
Total liabilities	19,462	21,305	21,373	21,521	21,624
Non-controlling interest	1,103	1,127	1,209	1,167	2,180
SHAREHOLDERS' EQUITY
Preferred shares	2,770	2,770	2,770	2,770	1,670
Common shareholders' equity
Common shares	13,536	13,531	13,512	13,382	13,487
Treasury stock	-	-	-	(4)	-
Contributed surplus	2,537	2,534	2,534	2,546	2,555
Accumulated other comprehensive income (loss)	68	193	277	282	(2)
Deficit	(1,679)	(3,740)	(3,853)	(4,229)	(4,343)
Total common shareholders' equity	14,462	12,518	12,470	11,977	11,697
Total shareholders' equity	17,232	15,288	15,240	14,747	13,367
Total liabilities and shareholders' equity	37,797	37,720	37,822	37,435	37,171

Number of common shares outstanding	805.3	805.1	804.7	800.9	807.6

Total Net Debt	8,680	12,059	12,273	12,860	12,198
Total Capitalization	27,015	28,474	28,722	28,774	27,745

Key ratios
Net debt : Total Capitalization	32.1%	42.4%	42.7%	44.7%	44.0%
Net debt : Trailing 12 month EBITDA	1.24	1.74	1.79	1.88	1.80
EBITDA : Interest (trailing 12 month)	8.12	7.85	7.50	7.39	7.21

BCE Inc. Supplementary Financial Information - Fourth Quarter 2007 Page 11

BCE Inc.
Consolidated Cash Flow Data

	Q4	Q4			Total	Total
($ millions, except where otherwise indicated) (unaudited)	2007	2006	$ change		2007	2006	$ change
Cash flows from operating activities
Net earnings	2,388	717	1,671		4,057	2,007	2,050
less: Earnings from discontinued operations, net of tax	-	3	(3)		139	127	12
Earnings from continuing operations	2,388	714	1,674		3,918	1,880	2,038
Adjustments to reconcile earnings from continuing operations to cash flows from operating activities:
Depreciation and amortization of intangible assets	791	796	(5)		3,199	3,128	71
Net benefit plans cost	113	123	(10)		410	511	(101)
Restructuring and other	150	91	59		336	355	(19)
(Gains) losses on investments	(2,280)	36	(2,316)		(2,405)	26	(2,431)
Future income taxes	190	(359)	549		403	(13)	416
Non-controlling interest	65	101	(36)		332	217	115
Contributions to employee pension plans	(36)	(51)	15		(265)	(172)	(93)
Other employee future benefit plan payments	(25)	(24)	(1)		(96)	(96)	-
Payments of restructuring and other	(27)	(31)	4		(118)	(225)	107
Operating assets and liabilities	391	124	267		(10)	(245)	235
	1,720	1,520	200		5,704	5,366	338
Capital expenditures	(919)	(935)	16		(3,151)	(3,133)	(18)
Other investing activities	8	13	(5)		13	(2)	15
Cash dividends paid on preferred shares	(34)	(22)	(12)		(124)	(84)	(40)
Cash dividends/distributions paid by subsidiaries to non-controlling interest	(88)	(108)	20		(404)	(293)	(111)
Free Cash Flow from operations, before common dividends	687	468	219		2,038	1,854	184
Cash dividends paid on common shares	(294)	(268)	(26)		(1,147)	(1,169)	22
Free Cash Flow from operations, after common dividends	393	200	193		891	685	206
Business acquisitions	-	(5)	5		(163)	(71)	(92)
Business dispositions	3,123	-	3,123		3,123	-	3,123
Bell Aliant	-	(30)	30		(7)	(255)	248
Going-private costs	(13)	-	(13)		(49)	-	(49)
Increase in investments	(6)	(24)	18		(27)	(304)	277
Decrease in investments	129	-	129		192	64	128
Free Cash Flow after investments and divestitures	3,626	141	3,485		3,960	119	3,841
Other financing activities
(Decrease) increase in notes payable and bank advances	(267)	(302)	35		211	(57)	268
Issue of long-term debt	-	675	(675)		1,071	4,392	(3,321)
Repayment of long-term debt	(947)	(2,016)	1,069		(3,048)	(4,767)	1,719
Issue of common shares	5	10	(5)		153	29	124
Repurchase of common shares	-	(133)	133		(227)	(1,241)	1,014
Issue of equity securities by subsidiaries to non-controlling interest	-	-	-		-	13	(13)
Redemption of equity securities by subsidiaries from non-controlling interest	(4)	(50)	46		(333)	(305)	(28)
Other financing activities	(13)	(35)	22		(66)	(157)	91
	(1,226)	(1,851)	625		(2,239)	(2,093)	(146)
Cash from (used in) continuing operations	2,400	(1,710)	4,110		1,721	(1,974)	3,695
Cash flows from (used in) discontinued operations activities	-	2	(2)		3	10	(7)
Cash flows (used in) from discontinued investing activities	(1)	(4)	3		353	1,473	(1,120)
Cash flows from discontinued financing activities	-	-	-		-	627	(627)
Net increase (decrease) in cash and cash equivalents	2,399	(1,712)	4,111		2,077	136	1,941
Cash and cash equivalents at beginning of period	259	2,293	(2,034)		581	445	136
Cash and cash equivalents at end of period	2,658	581	2,077		2,658	581	2,077
Consists of:
Cash and cash equivalents of continuing operations	2,658	569	2,089		2,658	569	2,089
Cash and cash equivalents of discontinued operations	-	12	(12)		-	12	(12)
Total	2,658	581	2,077		2,658	581	2,077

Other information
Cash flow per share (6)	$0.99	$0.71	$0.28		$3.17	$2.59	$0.58
Annualized cash flow yield (7)	8.6%	7.4%	1.2	pts	6.4%	7.3%	(0.9	) pts
Common dividend payout (8)	50.7%	75.0%	(24.3	) pts	62.4%	67.7%	(5.3	) pts

BCE Inc. Supplementary Financial Information - Fourth Quarter 2007 Page 12

BCE Inc.
Consolidated Cash Flow Data - Historical Trend

($ millions, except where otherwise indicated) (unaudited)	Total 2007	Q4 07	Q3 07	Q2 07	Q1 07	Total 2006	Q4 06	Q3 06	Q2 06	Q1 06
Cash flows from operating activities
Net earnings	4,057	2,388	440	700	529	2,007	717	302	494	494
less: Earnings (losses) from discontinued operations, net of tax	139	-	(2)	138	3	127	3	(20)	53	91
Earnings from continuing operations	3,918	2,388	442	562	526	1,880	714	322	441	403
Adjustments to reconcile earnings from continuing operations to cash flows from operating activities
Depreciation and amortization of intangible assets	3,199	791	814	807	787	3,128	796	787	789	756
Net benefit plans cost	410	113	97	98	102	511	123	118	134	136
Restructuring and other	336	150	78	72	36	355	91	126	50	88
(Gains) losses on investments	(2,405)	(2,280)	(6)	2	(121)	26	36	(8)	-	(2)
Future income taxes	403	190	214	(112)	111	(13)	(359)	43	105	198
Non-controlling interest	332	65	84	88	95	217	101	38	37	41
Contributions to employee pension plans	(265)	(36)	(42)	(79)	(108)	(172)	(51)	(49)	(41)	(31)
Other employee future benefit plan payments	(96)	(25)	(23)	(24)	(24)	(96)	(24)	(24)	(23)	(25)
Payments of restructuring and other	(118)	(27)	(20)	(19)	(52)	(225)	(31)	(124)	(34)	(36)
Operating assets and liabilities	(10)	391	(35)	19	(385)	(245)	124	367	(156)	(580)
	5,704	1,720	1,603	1,414	967	5,366	1,520	1,596	1,302	948
Capital expenditures	(3,151)	(919)	(765)	(745)	(722)	(3,133)	(935)	(760)	(857)	(581)
Other investing activities	13	8	4	(1)	2	(2)	13	(4)	(8)	(3)
Cash dividends paid on preferred shares	(124)	(34)	(34)	(33)	(23)	(84)	(22)	(21)	(20)	(21)
Cash dividends/distributions paid by subsidiaries to non-controlling interest	(404)	(88)	(94)	(109)	(113)	(293)	(108)	(75)	(49)	(61)
Free Cash Flow from operations, before common dividends	2,038	687	714	526	111	1,854	468	736	368	282
Cash dividends paid on common shares	(1,147)	(294)	(293)	(290)	(270)	(1,169)	(268)	(294)	(302)	(305)
Free Cash Flow from operations, after common dividends	891	393	421	236	(159)	685	200	442	66	(23)
Business acquisitions	(163)	-	(14)	(2)	(147)	(71)	(5)	(27)	(12)	(27)
Business dispositions	3,123	3,123	-	-	-	-	-	-	-	-
Bell Aliant	(7)	-	-	(3)	(4)	(255)	(30)	(152)	(51)	(22)
Going-private costs	(49)	(13)	(36)	-	-	-	-	-	-	-
Increase in investments	(27)	(6)	(5)	(3)	(13)	(304)	(24)	(161)	(105)	(14)
Decrease in investments	192	129	50	6	7	64	-	-	13	51
Free Cash Flow after investments and divestitures	3,960	3,626	416	234	(316)	119	141	102	(89)	(35)
Other financing activities
Increase (decrease) in notes payable and bank advances	211	(267)	(345)	508	315	(57)	(302)	80	232	(67)
Issue of long-term debt	1,071	-	16	30	1,025	4,392	675	3,419	298	-
Repayment of long-term debt	(3,048)	(947)	(89)	(837)	(1,175)	(4,767)	(2,016)	(1,925)	(529)	(297)
Issue of common shares	153	5	16	118	14	29	10	17	1	1
Repurchase of common shares	(227)	-	-	(4)	(223)	(1,241)	(133)	(114)	(469)	(525)
Issue of equity securities by subsidiaries to non-controlling interest	-	-	-	-	-	13	-	-	10	3
Redemption of equity securities by subsidiaries from non-controlling interest	(333)	(4)	(117)	(138)	(74)	(305)	(50)	-	(255)	-
Other financing activities	(66)	(13)	(5)	(7)	(41)	(157)	(35)	(93)	(15)	(14)
	(2,239)	(1,226)	(524)	(330)	(159)	(2,093)	(1,851)	1,384	(727)	(899)
Cash from (used in) continuing operations	1,721	2,400	(108)	(96)	(475)	(1,974)	(1,710)	1,486	(816)	(934)
Cash flows from (used in) discontinued operations activities	3	-	-	(2)	5	10	2	66	30	(88)
Cash flows from (used in) discontinued investing activities	353	(1)	2	352	-	1,473	(4)	603	43	831
Cash flows from (used in) discontinued financing activities	-	-	-	-	-	627	-	26	(23)	624
Net increase (decrease) in cash and cash equivalents	2,077	2,399	(106)	254	(470)	136	(1,712)	2,181	(766)	433
Cash and cash equivalents at beginning of period	581	259	365	111	581	445	2,293	112	878	445
Cash and cash equivalents at end of period	2,658	2,658	259	365	111	581	581	2,293	112	878
Consists of:
Cash and cash equivalents of continuing operations	2,658	2,658	259	365	106	569	569	2,284	129	873
Cash and cash equivalents (bank indebtedness) of discontinued operations	-	-	-	-	5	12	12	9	(17)	5
Total	2,658	2,658	259	365	111	581	581	2,293	112	878

Other information
Cash flow per share	$3.17	$0.99	$1.04	$0.84	$0.30	$2.59	$0.71	$0.99	$0.49	$0.40
Annualized cash flow yield	6.4%	8.6%	8.9%	6.5%	1.7%	7.3%	7.4%	12.0%	6.3%	4.4%
Common dividend payout	62.4%	50.7%	67.6%	65.2%	70.2%	67.7%	75.0%	68.8%	61.1%	67.3%

BCE Inc. Supplementary Financial Information - Fourth Quarter 2007 Page 13

Accompanying Notes

(1)	Throughout this report, BCE means BCE Inc., its subsidiaries and joint ventures. Bell Canada is, unless otherwise indicated, referred to herein as Bell, and is comprised of our Bell Wireline and Bell Wireless segments. References to Bell Aliant include matters relating to, and actions taken by, both Aliant Inc. and its affiliated entities prior to July 7, 2006, and Bell Aliant Regional Communications Income Fund and its affiliated entities on and after such date. We have reclassified some of the figures for the comparative periods in the consolidated financial statements to make them consistent with the presentation for the current period. We have restated financial information for the previous periods to reflect the sale of Aliant Directory Services (ADS) which is shown as discontinued operations. On October 31, 2007, we sold Telesat Canada (Telesat), which represents all of our Telesat segment. We have maintained continuing commercial arrangements between Telesat and Bell Express Vu Limited Partnership (Bell Express Vu) that provide Bell ExpressVu continued access to current and expanded satellite capacity. As a result of these arrangements, we have not accounted for Telesat as a discontinued operation.

(2)

In the first quarter of 2007, our management structure changed and our results of operations now are reported in four segments: Bell Wireline, Bell Wireless, Bell Aliant and Telesat. We have restated prior periods to reflect these new segments. Our reporting structure reflects how we manage our business and how we classify our operations for planning and measuring performance. Accordingly, we operate and manage our reportable segments as strategic business units organized by products and services.

(3)	Non-GAAP Financial Measures

EBITDA

The term EBITDA (earnings before interest, taxes, depreciation and amortization of intangible assets) does not have any standardized meaning according to Canadian generally accepted accounting principles (GAAP). It is therefore unlikely to be comparable to similar measures presented by other companies.

We define EBITDA as operating revenues less cost of revenue, selling, general and administrative expenses and net benefit plans costs, meaning it represents operating income before depreciation, amortization of intangible assets and restructuring and other.

We use EBITDA, among other measures, to assess the operating performance of our ongoing businesses without the effects of depreciation, amortization of intangible assets and restructuring and other. We exclude these items because they affect the comparability of our financial results and could potentially distort the analysis of trends in business performance. We exclude depreciation and amortization of intangible assets because it largely depends on the accounting methods and assumptions a company uses, as well as non-operating factors, such as the historical cost of capital assets. Excluding restructuring and other does not imply they are non-recurring.

EBITDA allows us to compare our operating performance on a consistent basis. We believe that certain investors and analysts use EBITDA to measure a company’s ability to service debt and to meet other payment obligations, or as a common valuation measurement in the telecommunications industry.

The most comparable Canadian GAAP financial measure is operating income.

Earnings per share (EPS) before restructuring and other, net gains on investments and costs incurred to form the Bell Aliant Regional Communications Income Fund (Bell Aliant)
The term EPS before restructuring and other, net gains on investments, and costs incurred to form Bell Aliant, does not have any standardized meaning according to Canadian GAAP. It is therefore unlikely to be comparable to similar measures presented by other companies.

We use EPS before restructuring and other, net gains on investments, and costs incurred to form Bell Aliant, among other measures, to assess the operating performance of our ongoing businesses without the effects of after-tax restructuring and other, net gains on investments, and costs incurred to form Bell Aliant. We exclude these items because they affect the comparability of our financial results and could potentially distort the analysis of trends in business performance. Excluding these items does not imply they are non-recurring.

The most comparable Canadian GAAP financial measure is EPS.

 BCE Inc. Supplementary Financial Information - Fourth Quarter 2007 Page 14

Accompanying Notes (continued)

FREE CASH FLOW

We define free cash flow as cash from operating activities after capital expenditures, total dividends and other investing activities.

The term free cash flow does not have any standardized meaning according to Canadian GAAP. It is therefore unlikely to be comparable to similar measures presented by other companies.

We consider free cash flow to be an important indicator of the financial strength and performance of our business because it shows how much cash is available to repay debt and to reinvest in our company. We present free cash flow on a consistent basis from period to period, which allows us to compare our financial performance on a consistent basis.

We believe that certain investors and analysts use free cash flow when valuing a business and its underlying assets.

The most comparable Canadian GAAP financial measure is cash from operating activities.

(4)	EBITDA margin is calculated as follows: EBITDA Operating revenues

(5)	Capital Intensity is calculated as follows: Capital expenditures Operating revenues

(6)	Cash flow per share is calculated as follows: Cash flow from operating activities less capital expenditures Average number of common shares outstanding

(7)

Annualized cash flow yield is calculated as follows:

Free cash flow from operations before common dividends
Number of common shares outstanding at end of period multiplied by share price at end of period

Note: to annualize, multiply the most recent quarter’s resultant by 4.

(8)	Common dividend payout is calculated as follows: Dividends per common share EPS before restructuring and other, net gains on investments, and costs incurred to form Bell Aliant

(9)	Average revenue per unit (ARPU) represents the measurement of the average revenue generated by each unit, expressed as a rate per month for the year.

(10)	Churn is the rate at which existing subscribers cancel their services. Churn is calculated as the number of subscribers disconnected divided by the average subscriber base.

(11)	Cost of acquisition (COA) is also referred to as subscriber acquisition costs. This measure is expressed per gross activation. It includes costs associated with acquiring a customer such as hardware subsidies, marketing and distribution costs.

  BCE Inc. Supplementary Financial Information - Fourth Quarter 2007 Page 15